UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2008

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2007 Report on Form 10-K filed on March 20, 2008.

B.	Supplemental Information

On November 7, 2008, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I & II (“Holdings”).

Thank you and welcome to our third quarter earnings conference call. Let’s start with our attendance trends. For the quarter, our attendance was down 2% versus prior year. The continuing downturn in the U.S. economy and Tropical Storm Fay hindered comparisons with the prior year. On a year-to-date basis through the third quarter, our attendance was down only 1% to 2007. Our international market was up 10% for the year-to-date period and 13% for the quarter. Our domestic market was down 6% for the year-to-date period and 10% for the quarter.

During the third quarter, our total revenues decreased $2 million, which was driven by the decrease in attendance and lower corporate special event business. Combined per capita spending on admission passes, food and beverage and merchandise products increased by 3% which helped partially offset the attendance and corporate special event declines. On a year-to-date basis through September, total revenues increased by $2.8 million primarily due to higher theme park pass revenue resulting from a 3% increase in pass per capita spending. During the third quarter, our total operating expenses increased by $6.6 million driven primarily by the timing of marketing spending and increased costs relating to our new attractions the SimpsonsTM and Disaster SM. On a year-to-date basis through September, our total operating expenses increased $12 million primarily due to increased costs relating to the new attractions in addition to our investment in IT initiatives. At the UCDP level, our third quarter operating income and net income decreased approximately $9 million and $10 million, respectively. On a consolidated basis, our third quarter operating income and net income decreased $9 million each. On a year-to-date basis, net income has decreased $6.8 million at the UCDP level and $3.3 million on a consolidated basis.

For the September year-to-date period, UCDP produced $198 million in operating cash flow, which was unfavorable by $36 million through the same period in the prior year. This unfavorability was due to $32.9 million in working capital changes and $6.8 million in decreased net income. Additionally, these items were partially offset by a $2.8 million gain from the sale of land in 2007. Cash used in investing activities primarily consisted of $98 million in capital expenditures versus $36 million in the prior year as we continue construction of the Hollywood Rip Ride Rock-it coaster and the Wizarding World of Harry PotterTM project, in addition to the SimpsonsTM attraction which opened in the second quarter of 2008. Our capital expenditures for all of 2008 will be approximately $150 million, which will be partially funded by $28.7 million in partner contributions. For UCDP, cash used in financing activities primarily related to distributions paid to Holdings of $37 million for interest and tax distributions to our partners. Additionally, we had $4 million in payments related to our debt amendment. These outflows were offset partially by the partner contributions used to fund the expansion of our parks’ content. Holdings generated operating cash flow of $172 million, which is $198 million of operating cash flows generated at UCDP less the Holdings’ interest payments.

At the end of the third quarter, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of $214.0 million, with an incremental $10.5 million at Holdings, for a consolidated total of $224.5 million. We also had basket availability of $172 million for UCDP and $226 million for Holdings. We continue to work on the initiatives discussed on our prior call. For example, we are pleased with the progress of construction on the Wizarding World of Harry Potter TM attraction and the new coaster.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; increasing commodity and fuel costs; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: November 7, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: November 7, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: November 7, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: November 7, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer